UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 16, 2011
FIRSTMERIT CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFITS PLANS.
     On May 16, 2011, FirstMerit Corporation (the “Company”) sent a notice to its directors and executive officers pursuant to Rule 104 of Regulation BTR notifying them of the early termination of the previously announced blackout period (the “Blackout Period”) for the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan (the “Plan”). Previously, the Company had notified its directors and executive officers that the Blackout Period would run from May 9, 2011 until May 23, 2011 in order to make a number of changes to the menu of mutual funds available for participant investment selection within the Plan. However, on May 13, 2011, the Company notified Plan participants that the Plan administration activities had been completed and that the Blackout Period had been terminated. Consequently, as of May 16, 2011, all previously announced trading restrictions imposed on the Company’s directors and executive officers as a result of the Blackout Period under Regulation BTR have been lifted. The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

99.1	FirstMerit Corporation Notice of Blackout Period Termination dated May 16, 2011 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Carlton E. Langer
Carlton E. Langer
Senior Vice President and Assistant Secretary

Date: May 16, 2011